TEREX CORPORATION

$300,000,000

7-3/8% Senior Subordinated Notes due 2014

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FIRST SUPPLEMENTAL INDENTURE

Dated as of June 25, 2008

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HSBC BANK USA, NATIONAL ASSOCIATION, AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of June 25, 2008, between TEREX CORPORATION, a Delaware corporation (the "Company"), and HSBC BANK USA, National Association, a national banking association, (as successor to HSBC Bank USA) as trustee (the "Trustee").

WHEREAS, the Company, the Subsidiary Guarantors (as defined therein) and the Trustee are parties to an Indenture dated November 25, 2003 (said Indenture, as it may hereafter from time to time be amended, the "Indenture"), providing for the issuance of the Company's 7-3/8% Senior Subordinated Notes due 2014 (the "Notes"); and

WHEREAS, the Company directly, or indirectly through its subsidiaries, owns all of the outstanding capital stock or membership interests, as the case may be, of the following companies: A.S.V. Distribution, Inc.; A.S.V., Inc.; Duvalpilot Equipment Outfitters, LLC; Halco America Inc.; Hydra Platforms Mfg. Inc.; Loegering Mfg. Inc.; Powerscreen USC Inc.; Schaeff of North America, Inc.; Superior Highwall Holding, Inc.; Superior Highwall Miners, Inc.; Terex Aerials, Inc.; Terex Mexico, LLC; and Terex USA, LLC (collectively referred to herein as the “New Guarantors” and individually as a “New Guarantor”); and

WHEREAS, pursuant to the terms of Section 4.20 of the Indenture, the New Guarantors are Restricted Subsidiaries organized under the laws of the United States and, as such, the Company is required to cause the New Guarantors to execute and deliver a supplemental indenture and the Subsidiary Guarantee endorsed on the Notes; and

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee desire to amend the Indenture to add each of the New Guarantors as a Subsidiary Guarantor under the Indenture.

NOW, THEREFORE, the Company, the Subsidiary Guarantors, the New Guarantors and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

AMENDMENT TO THE INDENTURE

Section 1.01.  Each New Guarantor shall hereby become a Subsidiary Guarantor under the Indenture effective as of the date hereof, and as such shall be entitled to all the benefits and be subject to all the obligations of a Subsidiary Guarantor thereunder. Each New Guarantor agrees to be bound by all those provisions of the Indenture binding upon a Subsidiary Guarantor.

ARTICLE 2

MISCELLANEOUS

Section 2.01. The supplement to the Indenture effected hereby shall be binding upon all Holders of the Notes, their transferees and assigns. All Notes issued and outstanding on the date hereof shall be deemed to incorporate by reference or include the supplement to the Indenture effected hereby.

Section 2.02. All capitalized terms used in this First Supplemental Indenture which are defined in the Indenture shall have the meanings specified in the Indenture, unless the context of this First Supplemental Indenture otherwise requires.

Section 2.03.  This First Supplemental Indenture shall become a binding agreement between the parties when counterparts hereof shall have been executed and delivered by each of the parties hereto.

Section 2.04.  This First Supplemental Indenture shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

Section 2.05. This First Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same amendment. Delivery of an executed counterpart of a signature page to this First Supplemental Indenture by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this First Supplemental Indenture.

Section 2.06. The recitals contained in this First Supplemental Indenture are made by the Company and not by the Trustee and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect thereof as fully and with like effect as if set forth herein in full.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

TEREX CORPORATION

By:__________________________
ATTEST:	Name: Eric I Cohen
Title:	Senior Vice President

____________________

Jeffrey A. Gershowitz

Assistant Secretary

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By_________________________
Name:
Title:

(Signature Page to First Supplemental Indenture)

SUBSIDIARY GUARANTORS:

AMIDA INDUSTRIES, INC.

CEDARAPIDS, INC.

CMI TEREX CORPORATION

GENIE FINANCIAL SERVICES, INC.

GENIE HOLDINGS, INC.

GENIE INDUSTRIES, INC.

GENIE INTERNATIONAL, INC.

GENIE MANUFACTURING, INC.

GFS NATIONAL, INC.

KOEHRING CRANES, INC.

POWERSCREEN HOLDINGS USA INC.

POWERSCREEN INTERNATIONAL LLC by Powerscreen North America, Inc. its Managing Member

POWERSCREEN NORTH AMERICA INC.

POWERSCREEN USA, LLC by Powerscreen Holdings USA Inc. its Managing Member

PPM CRANES, INC.

SCHAEFF INCORPORATED

TEREX ADVANCE MIXER, INC.

SPINNAKER INSURANCE COMPANY

TEREX CRANES, INC.

TEREX CRANES WILMINGTON, INC.

TEREX FINANCIAL SERVICES, INC.

TEREX MINING EQUIPMENT, INC.

TEREX UTILITIES, INC.

TEREX-RO CORPORATION

TEREX-TELELECT, INC.

By:_______________________________

Name: Eric I Cohen

Title: Vice President

(Signature Page to First Supplemental Indenture)

NEW GUARANTORS:

A.S.V. DISTRIBUTION, INC.

A.S.V., INC.

DUVALPILOT EQUIPMENT OUTFITTERS, LLC by Amida Industries, Inc. its Managing Member

HALCO AMERICA INC.

HYDRA PLATFORMS MFG. INC.

LOEGERING MFG. INC.

POWERSCREEN USC INC.

SCHAEFF OF NORTH AMERICA, INC.

SUPERIOR HIGHWALL HOLDING, INC.

SUPERIOR HIGHWALL MINERS, INC.

TEREX AERIALS, INC.

TEREX MEXICO, LLC by Terex Mining Equipment, Inc. its Managing Member

TEREX USA, LLC

By:_______________________________

Name: Eric I Cohen

Title: Vice President